As filed with the U.S. Securities and Exchange Commission on November 14, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Frontier Financial Corporation	Washington	91-1223535
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Frontier Financial Corporation 332 S.W. Everett Mall Way P.O. Box 2215 Everett, Washington 98213 (425) 347-0600	Thomas A. Sterken, Esq. Keller Rohrback L.L.P. 1201 Third Avenue, Suite 3200 Seattle, Washington 98101 (206) 623-1900
(Address, including zip code, and telephone number, including area code, of registrant’ principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth E. Roberts, Esq.

Foster Pepper LLP

601 SW 2nd Avenue, Suite 1800

Portland, Oregon 97204-3171

(503) 221-0607

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☒    Accelerated filer  ☐    Non-accelerated filer  ☐    Smaller reporting company   ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)		Amount of Registration Fee(3)
Senior Debt Securities
Subordinated Debt Securities
Common Shares	(1	)(2)
Preferred Shares	(1	)(2)
Purchase Contracts	(1	)(2)
Units	(1	)(2)
Warrants	(1	)(2)
Rights	(1	)(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, which may be senior or subordinated, and such indeterminate number of purchase contracts, warrants and rights of registrant as may from time to time be offered at indeterminate prices and as may be issuable upon the conversion, redemption, exchange or exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the registration fees required in connection with this registration statement.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2008

PROSPECTUS

Frontier Financial Corporation

Senior Debt Securities

Subordinated Debt Securities

Common Shares

Preferred Shares

Purchase Contracts

Units

Warrants

Rights

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Frontier Financial Corporation’s common shares are traded on the Nasdaq Global Select Market under the symbol “FTBK”.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 8 of this prospectus and in the documents we file with the SEC that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is dated             , 2008.

Prospectus

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, common shares, preferred shares, purchase contracts, units and warrants, in one or more offerings. In addition, we may offer to our existing shareowners subscription rights, which may or may not be transferable, to purchase additional shares of our common. We may use the shelf registration statement to sell, in one or more offerings, any securities registered, in any combination, in any offering amount. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information” below.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Unless the context requires otherwise, references to “Frontier Financial Corporation”, “Frontier Financial”, the “Company”, “we”, “our”, “ours” and “us” are to Frontier Financial Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008;

•	Current Reports on Form 8-K filed on July 24, 2008, September 19, 2008, October 24, 2008, and November 12, 2008;

•	Proxy Statement on Schedule 14A filed on March 20, 2008; and

•

The description of Frontier common stock set forth in Frontier’s registration statements filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating any such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

Frontier Financial Corporation

332 S.W. Everett Mall Way

P.O. Box 2215

Everett, Washington 98213

Telephone: (425) 347-0600

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

SPECIAL CAUTIONARY NOTICE

REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the “Act”). In addition, certain statements in future filings by us with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with our approval which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items; statements of plans and objectives of us or our management or board of directors; and statements of future economic performance and statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “intends,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to,

•	management’s ability to effectively execute its business plan;

•	the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan and lease losses;

•	the effects of and changes in policies and laws of regulatory agencies;

•	inflation, interest rates, market and monetary fluctuations;

•	technological changes;

•	mergers and acquisitions;

•	the ability to increase market share and control expenses;

•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;

•	adverse changes in the securities markets;

•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and

•	our success at managing the risks involved in the foregoing.

Such forward-looking statements are meaningful only on the date when such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described above under “Where You Can Find More Information.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, the applicable prospectus supplement, if applicable, and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the applicable prospectus supplement.

Frontier Financial Corporation

Frontier. Frontier Financial Corporation was incorporated under the laws of Washington state in 1983 and is registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. Frontier Financial has two business subsidiaries, Frontier Bank and FFP, Inc., a nonbank corporation which leases property to the Bank.

Headquartered north of Seattle, in Everett, Washington, we engage in a general banking business through 51 offices in western Washington and Oregon.

Our principal executive offices are located at 332 S.W. Everett Mall Way, P.O. Box 2215, Everett, Washington 98213 and our telephone number at that address is (425) 347-0600. We maintain an Internet website at www.frontierbank.com. We are not incorporating the information on our website into this prospectus, and neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

Frontier Bank. Frontier Bank is a Washington state-chartered commercial bank that was incorporated in 1978. Frontier Bank offers a wide range of financial services to commercial and individual customers, including short-term and medium-term loans, lines of credit, inventory and accounts receivable financing, equipment financing, residential and commercial construction and mortgage loans secured by real estate, various savings programs, checking accounts, installment and personal loans, and bank credit cards.

We also offer other financial services complementary to banking including an insurance and investment center that markets annuities, life insurance products, and mutual funds, a trust department that offers a full array of trust services, and a private banking office to provide personal service to high net worth customers.

The deposits of Frontier Bank are insured by the Federal Deposit Insurance Corporation, or “FDIC”, up to the limits specified by law.

Business Strategy. We are focusing on the following strategies:

•

increasing the percentage of our assets consisting of commercial and industrial loans and commercial real estate loans with higher risk-adjusted returns and shorter maturities, while managing our real estate loan portfolio, particularly our construction and land development loans;

•	maintaining our capital position at or above the “well-capitalized” level, based on the percentages set forth in the guidelines of the Federal Reserve Board;

•	increasing core deposits by attracting lower cost transaction accounts (such as checking, savings and money market accounts) through an enhanced branch network and online banking;

•	maintaining cost-effective operations by efficiently offering products and services; and

•	exploring prudent means to grow the business internally and/or through acquisitions.

Subordinated Debentures; Trust Preferred Securities

We previously assumed $5.2 million of floating and fixed rate junior subordinated debentures in our acquisition of NorthStar Financial Corporation, which it had issued in connection with trust preferred securities issuances by its statutory trust subsidiaries, NorthStar Trust I and NorthStar Trust II. The interest payments on the trust preferred securities and related junior subordinated debentures (“Junior Subordinated Debentures”) are currently expected to be funded by dividends paid to us by Frontier Bank. Our principal and interest payments on the junior subordinated debentures are in a superior position to the liquidation rights of holders of our common stock.

The Securities We Are Offering

Under this shelf registration statement to which this prospectus is a part, we may sell securities, consisting of one or any combination or combinations of securities, described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. This prospectus describes the securities that may be offered.

We may offer any of the following securities or any combination of these securities from time to time:

•	senior debt securities;

•	subordinated debt securities;

•	common shares;

•	preferred shares;

•	purchase contracts;

•	units;

•	warrants; and

•	rights.

This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Debt Securities

We may offer several different types of debt securities. For any particular debt securities we offer, the applicable prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities, the initial public offering price, designation, priority, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (including whether fixed, floating or otherwise), time of payment of any interest, any terms for mandatory or optional redemption and other terms. We will issue senior and subordinated debt, including subordinated and junior subordinated debt securities, under separate indentures to be entered into by and between us and Wilmington Trust Company (or another qualified substitute or successor trustee selected by us), as trustee. Debt securities may be convertible into our common shares, as described in a prospectus supplement.

Common Shares

We may also offer our common shares and the applicable prospectus supplement will describe the terms of any such offer.

Preferred Shares

We may also offer our preferred shares and the applicable prospectus supplement will describe the terms of any such offer.

Purchase Contracts

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of our common shares at a future date or dates. The consideration per common share may be fixed at the time that purchase contracts are issued or may be determined by reference to a specific formula set forth in purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase our common shares under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common shares or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common shares under the purchase contracts.

Units

We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

Warrants

We may offer warrants to purchase our senior debt securities, subordinated debt securities, common shares or any combination of these securities, either independently or together with any other securities. For any particular warrants we offer, the applicable prospectus supplement will describe: the underlying securities; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of securities to be delivered upon exercise; the date after which the warrants are separately transferable; any provisions for adjustments in the exercise price or the number of securities issuable upon exercise of the warrants; and any other specific terms.

We may issue the warrants under one or more warrant agreements between us and one or more warrant agents. The warrant agents will act solely as our agents in connection with the warrants and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants.

Rights

We may offer rights to our existing shareowners to purchase additional common shares of ours. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of common shares that may be purchased in connection with each right and the subscription price for the purchase of such common shares. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any of our common shares not subscribed for in the rights offering by existing shareowners, which will be described in the applicable prospectus supplement.

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common shares are listed on the Nasdaq Global Select Market and trade under the symbol “FTBK”.

International Offering

If specified in the applicable prospectus supplement, we may issue debt or equity securities outside the United States. Those securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months Ended September 30,		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	*	8.23	7.99	8.77	8.01	8.63	8.53
Including interest on deposits	*	2.02	1.99	2.20	2.51	2.86	2.58

For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income from continuing operations before income tax expense plus fixed charges.

* The earnings coverage for the nine months ended September  30, 2008, was inadequate to cover total fixed charges. The coverage deficiency for the period was $392,000.

USE OF PROCEEDS

Frontier currently intends to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	reducing debt;

•	investments at the holding company level;

•	investing in, to extending credit to, our banking subsidiary, Frontier Bank;

•	possible acquisitions; and

•	other purposes as mentioned in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act, the Federal Reserve Board regulates, supervises and examines Frontier Financial. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Frontier, please refer to Frontier’s annual report on Form 10-K for the fiscal year ended December 31, 2007, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Frontier’s earnings are affected by actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, or FDIC, which regulates our banking subsidiary, Frontier Bank, and insures its deposits within certain limits.

Depository institutions, like Frontier Bank, are also affected by various federal laws, including those relating to consumer protection and similar matters.

PLAN OF DISTRIBUTION

We may sell securities offered under this prospectus: through underwriters or dealers; through agents; or directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation: the initial public offering price; the names of any underwriters, dealers or agents; the purchase price of the securities; the use of proceeds to us from the sale of the securities; any underwriting discounts, agency fees, or other compensation payable to underwriters or agents; any discounts or concessions allowed or re-allowed or repaid to dealers; and the securities exchanges on which the securities will be listed, if any.

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the Nasdaq Global Select Market or any other national securities exchange or automated trading and quotation system on which our common shares or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any of our common shares offered under this prospectus will be listed on the Nasdaq Global Select Market, subject to notice of issuance.

Each issue of a new series of debt securities, preferred shares, purchase contracts, units, warrants and rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred shares, units, warrants and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related borrowings of securities. The third party in such sale transactions will be underwritten, and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such state securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

DESCRIPTION OF DEBT SECURITIES

The debt securities we are offering will constitute senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under two separate indentures to be entered into between us and Wilmington Trust Company (or another qualified substitute or successor trustee selected by us), as trustee. A copy of the form of each indenture will be filed by amendment or pursuant to a Current Report on Form 8-K as an exhibit to this registration statement of which this prospectus forms a part.

The following summaries of certain provisions of the indentures are not complete. You should read all of the provisions of the indentures, including the definitions of certain terms. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The provisions will be described in the applicable prospectus supplement.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareowners, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

The securities will not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. The indentures will not limit the principal amount of any particular series of securities. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”

Each prospectus supplement will specify the particular terms of the securities offered. These terms may include: the title of the securities; any limit on the aggregate principal amount of the securities; the priority of payments on the securities; the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities; the date or dates, or the method of determining the dates, on which the securities will mature; the interest rate or rates of the securities, or the method of determining those rates; the interest payment dates, the dates on which payment of any interest will begin and the regular record dates; whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid; any terms relating to the conversion of the securities into our common shares, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may applicable; any sinking fund or similar provisions applicable to the securities; any mandatory or optional redemption provisions applicable to the securities; the denomination or denominations in which securities are authorized to be issued; whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series); information with respect to book-entry procedures; whether any of the securities will be issued as original issue discount securities; each office or agency where securities may be presented for registration of transfer, exchange or conversion; the method of determining the amount of any payments on the securities which are linked to an index; if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable, and whether the holder may elect payment to be made in a different currency; if other than the trustee, the identity of the registrar and/or paying agent; any defeasance of certain obligations by us pertaining to the series of securities; and any other specific terms of the securities.

Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to events of default, related remedies, including any circumstances (such as regulatory action) under which interest payments may be deferred or suspended, and whether maturity may be accelerated upon the occurrence and continuation of an event of default. These and other terms of our debt securities are restricted by the guidelines of the Federal Reserve Board for qualifying capital of bank holding companies and banks. See “Events of Default.”

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.

The designated paying agent in the United States for the securities we are offering is provided in the indentures as deemed incorporated by references.

Global Securities

The securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected: change the stated maturity date of the security; reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security; change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable; impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date; reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture; modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture; adversely affect any rights of conversion; in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities and our Junior Subordinated Debentures, respectively, in any way that would be adverse to the holders of those securities; reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or change our obligation to pay any additional amounts.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes: to name a successor entity to us; to add to our covenants for the benefit of the holders of all or any series of securities; to add to the events of default; to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture; to establish the form or terms of securities of any series and any related coupons; to provide for the acceptance of appointment by a successor trustee; to make provision for the conversion rights of the holders of the securities in certain events; to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders; or to modify, eliminate or add to the provisions of any indenture to conform our or the trustee’s obligations under the applicable indenture to the Trust Indenture Act.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•

In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

•

Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless: the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities; the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy; the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment.

We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following will be events of default under the senior indenture with respect to the senior debt securities of a series: failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days; failure to pay principal of, or any premium on, any senior debt security of that series when due; failure to deposit any sinking fund payment for a senior debt security of that series when due; failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture; acceleration of indebtedness in a principal amount specified in a supplemental indenture for money borrowed by us under this senior indenture, and the acceleration is not annulled, or the indebtedness is not discharged, within a specified period after written notice is given according to the senior indenture; certain events in bankruptcy, insolvency or reorganization of us or Frontier Bank; and any other event of default regarding that series of senior debt securities.

Events of default under the subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us or Frontier Bank.

There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest, nor upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior debt, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities; and payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt and subordinated debt securities before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on our Junior Subordinated Debentures: any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced; any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy; any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b)  any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF COMMON SHARES

For purposes of this section, the terms “we,” “our” and “us” refer only to Frontier Financial and not to its subsidiaries.

Frontier Financial is authorized to issue 100,000,000 shares of common stock, no par value, of which 47,023,897 shares were issued and outstanding as of October 31, 2008. Frontier common stock is listed for trading on the Nasdaq Global Select Market under the symbol “FTBK.” Each share of Frontier common stock has the same relative rights and is identical in all respects with every other share of Frontier common stock. Frontier is incorporated under the laws of the state of Washington and, accordingly, the rights of Frontier’s shareowners are governed by Frontier’s articles of incorporation, its bylaws, and the Washington Business Corporation Act (“WBCA”). The following summary is not a complete description of the applicable provisions of Frontier’s articles of incorporation and bylaws or of applicable statutory or other law, and is qualified in its entirety by reference thereto. See “Where You Can Find More Information.”

Voting Rights. Each holder of Frontier common stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of Frontier common stock. Holders of shares of Frontier common stock are not entitled to cumulate votes for the election of directors.

Dividends. The holders of Frontier common stock are entitled to such dividends as the board of directors of Frontier may declare from time to time out of funds legally available therefor. Subject to certain regulatory restrictions, dividends may be paid in cash, property or common shares, unless the corporation is insolvent or the dividend payment would render it insolvent. Dividends from Frontier depend primarily upon the receipt by Frontier of dividends from its subsidiary, Frontier Bank, because Frontier has no source of income other than dividends from its subsidiaries.

Liquidation. In the event of liquidation, dissolution or winding up of Frontier, the holders of shares of Frontier common stock are entitled to share ratably in all assets remaining after payment of any preferred stock, and all debts and other liabilities of Frontier.

Other Characteristics. Holders of Frontier common stock do not have any preemptive, conversion or other subscription rights with respect to any additional shares of Frontier common stock which may be issued. Therefore, the board of directors of Frontier may authorize the issuance and sale of shares of common stock of Frontier without first offering them to existing shareowners of Frontier and without any vote or other action on the part of the holders of Frontier common stock. Frontier common stock is not subject to any redemption or sinking fund provisions. The outstanding shares of Frontier common stock are, and any common shares issued in this offering will be, fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for the Frontier common stock is American Stock Transfer & Trust Company, LLC.

DEFENSIVE PROVISIONS OF ARTICLES OF

INCORPORATION, BYLAWS AND WASHINGTON LAW

Articles and Bylaws

Our articles of incorporation and bylaws contain certain provisions described below that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareowners would be best served if any change in control results from negotiations with our directors. The availability of a significant number of authorized shares of common stock and preferred stock which can be issued by the board of directors without shareowner action, could also be used by the board of directors, to the extent consistent with their fiduciary duty, to deter future attempts to gain control of Frontier by issuing stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third-party seeks control of Frontier, and thereby allow members of management to retain their positions.

The following is qualified in its entirety by reference to Frontier Financial Corporation’s articles of incorporation and bylaws, both of which are on file with the SEC. See “Where Can You Find More Information.”

Classification of Board of Directors. The board of directors is divided into three classes as nearly equal in size as the total number of directors constituting the board permits. The number of directors may be fixed or changed from time to time by the shareowners or the directors as discussed below, but, in any event, can be no less than five and no more than twenty-five. Our directors are elected to three-year terms, with the term of office of one class expiring each year. Our shareowners annually elect only one of the three classes. The classification of our board of directors has the effect of making it more difficult for shareowners to change the composition of our board of directors. At least two annual meetings of shareowners, instead of one, will generally be required to effect a change in a majority of our board of directors.

Removal of Directors. Frontier’s articles of incorporation provide that any director or the entire board of directors may be removed only for cause by the affirmative vote of the holders of two-thirds (2/3) of the total votes eligible to be cast at a meeting called expressly for such purpose. These supermajority and cause requirements make it difficult for a person or entity to acquire control of Frontier’s board of directors through shareowner action or director elections.

Special Meetings of Shareowners. Frontier’s bylaws provide that special meetings of shareowners may be called only by the chairman of the board, vice chairman, chief executive officer, president, the board of directors, or holders of not less than 10% of the outstanding shares entitled to vote at the meeting. This restriction on who may call a special meeting of shareowners may deter hostile takeovers of Frontier by making it more difficult for a person or entity to call a special meeting of shareowners for the purpose of considering an acquisition proposal or related matters.

Nomination of Director Candidates and Other Shareowner Proposals. Frontier’s articles of incorporation provide advance notice and other procedures that must be strictly complied with in order for shareowner nominations of candidates for directors or shareowner proposals to be considered at a shareowners meeting, which are described in our annual Proxy Statement. Failure to comply with these procedural requirements will preclude such nominations or new business from being considered at the meeting. These procedures make it more difficult for a shareowner to oppose the board’s nominees or proposals, and to introduce competing nominees or proposals, at meetings of shareowners.

Washington Law

Certain provisions of the WBCA summarized below may be considered to have an anti-takeover effect and may delay, deter, or prevent a tender offer, proxy contest or other takeover attempt that shareowners might consider to be in their best interest, including such an attempt that might result in the payment of a premium over the market price of our common stock.

The WBCA prohibits a “target corporation” (as defined below), with certain exceptions, from engaging in certain “significant business transactions” (as defined below) with a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation (an “acquiring person”) for a period of five years after the acquiring person acquired its securities, unless the significant business transaction or acquisition of securities is approved by a majority of the members of the target corporation’s board of directors before the date of the acquisition of the target corporation’s securities. A “significant business transaction” includes, among other transactions:

•	a merger or consolidation with an acquiring person;

•

sales or other dispositions of assets to an acquiring company, in one or more transactions having an aggregate market value equal to five percent or more of all assets or outstanding shares of the target corporation over the five-year period following the share acquisition by the acquiring person; or

•	allowing the acquiring person to receive any benefit from the corporation, other than proportionately as a shareowner.

“Target corporations” include all domestic corporations with securities registered under the Securities Exchange Act of 1934, as amended. A corporation, like Frontier, with securities registered under the Securities Exchange Act of 1934, as amended, may not “opt out” of this statute. Such provisions could have the effect of discouraging a third-party from making a tender offer or otherwise attempting to obtain control of Frontier, even though such an attempt might be beneficial to the company and its shareowners.

DESCRIPTION OF PREFERRED SHARES

Frontier Financial is authorized to issue 10,000,000 shares of preferred stock, none of which were issued as of November 14, 2008. Frontier’s board of directors is authorized to issue preferred stock in one or more series, to fix the number of shares in each series, and to determine the designations and voting powers, preferences, and relative, participation, optional or other special rights, and qualifications, limitations or restrictions of each series, all without any vote or other action on the part of the holders of Frontier common stock. Frontier can issue shares of preferred stock at any time in any amount, provided that not more than 10,000,000 shares of preferred stock are outstanding at any one time. Shares of Frontier common stock would, however, be subject to the rights of holders of Frontier preferred stock, if and when issued. In some cases, the issuance of preferred stock could discourage or make more difficult attempts to take control of Frontier through a merger, tender offer, proxy context or otherwise. Preferred stock with special voting rights or other features issued to persons favoring Frontier management could stop a takeover by preventing the person trying to take control of Frontier from acquiring enough voting shares necessary to take control.

The following information outlines some of the provisions of the preferred shares. This information may not be complete in all respects and is qualified entirely by reference to Frontier’s articles of incorporation, as amended, or articles, with respect to each series of preferred shares. Our articles are, and any amendments to the articles will be, incorporated by reference in the registration statement of which this prospectus is a part for the issuance of any series of preferred shares. This information relates to terms and conditions that apply to the preferred shares as a class. The specific terms of any series of preferred shares will be described in the relevant prospectus supplement. If so described in a prospectus supplement, the terms of that series may differ from the general description of the terms described below.

General

Under Frontier’s articles, the preferred shares may be issued from time to time in one or more series, upon board authorization and without shareowner approval. Within certain legal limits, the board is authorized to determine the:

•	voting powers;

•	designation;

•	preferences and relative, participating, optional or other rights;

•	qualifications, limitations or restrictions, including any:

•	dividend rights, whether cumulative or noncumulative, and any provisions with respect to deferral or suspension of dividends;

¡	conversion rights;

¡	exchange rights;

¡	redemption rights;

¡	liquidation preferences;

¡	voting rights; and

¡

the designation and number of shares and the terms and conditions of their issuance of any series of preferred shares. Thus, the board, without shareowner approval, could authorize preferred shares to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common shareowners or other outstanding series of preferred shares.

Each series of preferred shares will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred shares. The relevant prospectus supplement will describe the following terms of the series of preferred shares in respect of which this prospectus is being delivered:

•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference per share or the method of calculating that amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate or the method of calculating that rate, the dates on which dividends will be paid and, if cumulative, the dates from which dividends will begin to cumulate;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any additional voting and other rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of Frontier; and

•	any other terms of that series.

Shares of preferred stock when issued against full payment of their purchase price, will be fully paid and nonassessable. The liquidation preference of any series of preferred stock does not necessarily indicate the price at which shares of that series of preferred stock will actually trade on or after the issue date.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the preferred shares.

Rank

Each series of preferred shares will, with respect to dividend rights and rights upon Frontier’s liquidation, dissolution or winding up, rank prior or superior to common shares. All shares of each series of preferred stock will be of equal rank with each other.

Dividends

Holders of each series of preferred shares will be entitled to receive, when, as and if Frontier’s board declares, cash dividends, payable at the dates and at the rates per share as described in the relevant prospectus supplement. Those rates may be fixed, variable or both.

Dividends may be cumulative or noncumulative, as described in the relevant prospectus supplement. If dividends on a series of preferred shares are noncumulative and if Frontier’s board fails to declare a dividend for a dividend period for that series, then holders of those preferred shares will have no right to receive a dividend for that dividend period, and Frontier will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred shares are cumulative, the dividends on those shares will accrue from and after the date mentioned in the relevant prospectus supplement.

Full dividends may not be paid on any series of preferred shares ranking as to dividends equal or junior to the series of preferred shares offered by the relevant prospectus supplement for any period unless full dividends for the immediately preceding dividend period on that offered shares, including any accumulation of unpaid dividends, if dividends on those offered shares are cumulative, are paid. When dividends are not paid in full upon those offered shares and any other parity shares, dividends upon those shares will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the offered shares, including any accumulated unpaid dividends, if dividends on such offered shares are cumulative, and accrued dividends, including any accumulations on such parity shares, bear to each other. No interest will be payable in respect of any dividend payment on such offered shares that may be in arrears. Unless full dividends on the offered shares have been paid for the immediately preceding dividend period, including any accumulated dividends, if dividends on such offered shares are cumulative:

•	no cash dividend or distribution (other than in junior shares) may be paid on junior shares (including common shares);

•	Frontier may not acquire any junior shares except by conversion into or exchange for junior shares; and

•

Frontier may not acquire any parity shares otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the offered shares and such parity shares, except by conversion into or exchange for junior shares.

Any dividend payment made on a series of preferred shares series will first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series that remains payable.

Redemption

The terms on which any series of preferred shares may be redeemed will be in the relevant prospectus supplement. All shares of preferred shares that Frontier redeems, purchases or acquires, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred shares, undesignated as to series.

Liquidation

In the event of Frontier’s voluntary or involuntary liquidation, dissolution or winding up, preferred shareowners will be entitled, subject to creditors’ rights, but before any distribution to common shareowners or any other junior shares, to receive a liquidating distribution in the amount of the liquidation preference per share as mentioned in the relevant prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred shares are cumulative. If the amounts available for distribution upon Frontier’s liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred shares and all shares ranking equal to that preferred shares, then the holders of each series of that shares will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred shares will not be entitled to any further participation in any distribution of Frontier’s assets.

Voting

The voting rights of preferred shares of any series will be described in the relevant prospectus supplement. The shares of any series of preferred stock having voting rights may not have more than one vote per share.

The WBCA provides that, regardless of whether a class or series of shares is granted voting rights by the terms of Frontier’s articles, the shareowners of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to Frontier’s articles and certain other fundamental changes to Frontier that directly affect that class or series.

Under Federal Reserve Board regulations, if the holders of any series of preferred shares become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over Frontier) may then be subject to regulation as a bank holding company. In addition, in that event:

•

any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of any series of preferred shares; and

•	any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act to acquire 10% or more of that series of preferred shares.

Conversion or Exchange

The terms on which preferred shares of any series may be converted into or exchanged for another class or series of securities will be described in the relevant prospectus supplement.

Other Rights

The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the relevant prospectus supplement, Frontier’s articles, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any Frontier securities. See also “Global Securities.”

Title

Frontier, the transfer agent and registrar for a series of preferred shares, and any of their agents, may treat the registered owner of those preferred shares as the absolute owner of those shares, whether or not any payment for those preferred shares is overdue and despite any notice to the contrary, for any purpose.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for each series of preferred shares will be named in the relevant prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of our common shares at a future date or dates. The consideration per share of common shares may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase our common shares under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common shares or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common shares under the purchase contracts.

DESCRIPTION OF UNITS

We also may offer two or more of the securities described in this prospectus in the form of a “unit”, including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

DESCRIPTION OF WARRANTS

For purposes of this section, the terms “we,” “our” and “us” refer only to Frontier Financial and not to its subsidiaries.

We may issue warrants in one or more series to purchase senior debt securities, subordinated debt securities, common shares, preferred shares or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable: the title of the warrants; the total number of warrants to be issued; the consideration for which we will issue the warrants, including the applicable currency or currencies; anti-dilution provisions to adjust the number of our common shares or other securities to be delivered upon exercise of the warrants; the designation and terms of the underlying securities purchasable upon exercise of the warrants; the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants; the dates on which the right to exercise the warrants will commence and expire; the procedures and conditions relating to the exercise of the warrants; whether the warrants will be in registered or bearer form; information with respect to book-entry registration and transfer procedures, if any; the minimum or maximum amount of warrants which may be exercised at any one time; the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security; the date on and after which the warrants and securities issued with the warrants will be separately transferable; a discussion of material United States federal income tax considerations; the identity of the warrant agent; and any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for our common shares or preferred shares, will not have any rights of holders of common shares or preferred shares, purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Washington.

DESCRIPTION OF RIGHTS

For purpose of this section, the terms “we”, “our” and “us” refer only to Frontier Financial and not to its subsidiaries.

The following briefly summarizes the general provisions of rights to purchase additional common shares of ours, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

We may distribute rights, which may or not be transferable, to the holders of our common shares as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common shares for every common share that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase common shares at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common shares offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common shares subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareowners with respect to the common shares for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such common shares have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons our common shares pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any common shares of ours not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

ERISA CONSIDERATIONS

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan proposing to invest in the securities.

Frontier and certain of its affiliates may each be considered a “party in interest” within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA,” or a “disqualified person” within the meaning of the U.S. Internal Revenue Code of 1986, as amended, with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the debt securities or warrants are acquired by or with the assets of a pension or other employee benefit plan for which Frontier or any of its affiliates is a service provider, unless those securities are acquired under an exemption for transactions effected on behalf of that plan by a “qualified professional asset manager” or an “in-house asset manager” or under any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan and propose to invest in the securities described in this prospectus or the applicable prospectus supplement, you should consult your legal counsel.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities will be passed upon for us by Keller Rohrback L.L.P., counsel to Frontier Financial Corporation.

EXPERTS

Moss Adams LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting as of December 31, 2007, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Moss Adams LLP’s reports, given on their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Registration Statement filing fees	$(1)
Listing fees and expenses	(2)
Blue Sky fees and expenses	(2)
Printing and engraving expenses	(2)
Trustees’, Registrar and Transfer Agents’, and Depositaries’ fees and expenses	(2)
Attorneys’ fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r).
(2)	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

Pursuant to Frontier’s bylaws, Frontier will, to the fullest extent permitted by the WBCA, indemnify the directors and officers of Frontier and persons serving as directors or officers of another company (such as Frontier Bank) at Frontier’s request, with respect to expenses, settlements, judgments and fines in suits in which such person was made a party by reason of the fact that he or she is or was a director or officer, including indemnification for payments in settlement of actions brought against a director or officer in the name of the corporation commonly referred to as a derivative action. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. In addition, Frontier’s articles of incorporation provide that the directors of Frontier shall not be personally liable for monetary damages to Frontier for certain breaches of their fiduciary duty as directors, except for liabilities that involve intentional misconduct by the directors, the authorization or illegal distributions to shareowners or loans to directors or receipt of an improper personal benefit from their actions as directors. This provision might, in certain instances, discourage or deter shareowners or management from bringing a lawsuit against directors for a breach of their duties.

Frontier maintains directors and officers liability insurance. In general, the policy insures (i) Frontier’s directors and officers against loss by reason of any of their wrongful acts, and/or (ii) Frontier against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Under agreements which may be entered into by Frontier, certain controlling persons, directors and officers of Frontier may be entitled to indemnification by underwriters and agents who participate in the distribution of securities covered by the registration statement against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16.	Exhibits

The exhibits filed (unless otherwise noted) as a part of this registration statement are set forth in the accompanying Exhibit Index.

Item 17.	Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

(i) If the registrant is relying on Rule 430B, each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Frontier Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Everett, State of Washington, on November 14, 2008.

FRONTIER FINANCIAL CORPORATION

By:	/s/ John J. Dickson
Name:	John J. Dickson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 14, 2008.

Signature	Capacity

/s/ John J. Dickson John J. Dickson	President and Chief Executive Officer (Principal Executive Officer)

/s/ Carol E. Wheeler Carol E. Wheeler	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael J. Clementz Michael J. Clementz	Director

/s/ David M. Cuthill David M. Cuthill	Director

/s/ Lucy DeYoung Lucy DeYoung	Director

/s/ John J. Dickson John J. Dickson	Director

/s/ Robert J. Dickson Robert J. Dickson	Chairman of the Board

/s/ Patrick M. Fahey Patrick M. Fahey	Director

/s/ Edward D. Hansen Edward D. Hansen	Director

/s/ William H. Lucas William H. Lucas	Director

/s/ William J. Robinson William J. Robinson	Director

Signature	Capacity

/s/ Edward C. Rubatino Edward C. Rubatino	Director

/s/ Darrell J. Storkson Darrell J. Storkson	Director

/s/ Mark O. Zenger Mark O. Zenger	Director

Exhibit Index

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement for Debt Securities.*

1.2	Form of Underwriting Agreement for Common Shares.*

1.3	Form of Underwriting Agreement for Preferred Shares.*

1.4	Form of Underwriting Agreement for Purchase Contracts.*

1.5	Form of Underwriting Agreement for Units.*

1.6	Form of Standby Underwriting Agreement for Rights.*

4.1	Amended and restated articles of incorporation of registrant are incorporated herein by reference to appendix A of the registrant’s definitive proxy statement on Schedule 14A filed on March 20, 1998 (File No. 000-15540).

4.2	Restated bylaws of registrant are incorporated herein by reference to exhibit 3.1 to Form 8-K filed on July 23, 2007.

4.3	Form of Senior Indenture.*

4.4	Form of Senior Note.*

4.5	Form of Subordinated Indenture.*

4.6	Form of Subordinated Debt Security.*

4.13	Form of Warrant.*

4.14	Form of Rights Agreement.*

5.1	Opinion of Keller Rohrback L.L.P. as to the validity of the senior debt securities, subordinated debt securities, common shares, preferred shares, units, warrants and rights of Frontier Financial Corporation.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Moss Adams LLP.

23.2	Consent of Keller Rohrback L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney.

*	To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.